                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                       DATE OF REPORT: SEPTEMBER 14, 1998

                        IMAGYN MEDICAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                             1-11150                            98-0122944
  (State or other jurisdiction of         (Commission file number)          (IRS employer identification
          incorporation)                                                              number)


                            5 Civic Plaza, Suite 100
                             Newport Beach, CA 92660
               (Address of principal executive offices) (zip code)

                                 (949) 668-5858
              (Registrant's telephone number, including area code)

ITEM 5.                           OTHER EVENTS

         On August 24, 1998, the Company and its senior lenders amended and restated the Company's senior credit facility. In connection with the amendment, the Company entered into a $57.5 million amended credit agreement that is comprised of a $43 million revolving facility and a $14.5 million term facility. The amended facility made available to the Company $14.5 million of additional term financing.

    The amended credit facility expires on December 30, 1998 and may be extended for two additional one-year periods on each December 30th, provided that no event of default occurred during the preceding year (the "Expiration Date"). In no event will the term of the amended credit facility extend beyond December 30, 2000. The borrowings under the amended credit facility are secured by substantially all of the assets of the Company and its subsidiaries. The Company is required to meet certain covenants under the amended credit agreement, including financial covenants.

    The $43 million revolving portion of the amended credit facility bears interest at prime plus 1.50% or LIBOR plus 3.25%. The Company pays a fee of 0.5% on the unused portion of the revolving credit facility. The borrowing availability under the revolving portion of the amended credit facility is calculated using a borrowing base. The borrowing base is equal to 80% of eligible accounts receivable plus $39 million (the "Additional Amount"). The Additional Amount will be reduced in an amount equal to the net cash proceeds received by the Company in connection with certain asset sales. The Company is required to pay the revolving lender each month an amount equal to 1/2% of the Additional Amount, for each month in which the borrowings under the revolving portion of the credit facility exceed 80% of eligible accounts receivable. The Company is not permitted to prepay the principal amount of any term loans until the revolving loans have been repaid in full.

    The $14.5 million term portion of the amended credit facility was fully funded in August 1998, and bears interest at a rate of 15% per annum. In connection with funding the term portion of the amended credit facility, the Company paid a 2% commitment fee and a 2% arrangement fee to the term lenders. In addition, the Company pays a quarterly maintenance fee of $50,000 to the term lenders. Under the term portion of the amended credit facility, interest is payable monthly and the principal balance is payable on the Expiration Date.

    In connection with obtaining the term financing under the amended credit agreement, the Company issued to affiliates of the term lenders 2,250,000 shares of Common Stock of the Company (50% of the shares are held in escrow and will be returned to the Company for cancellation upon certain contingencies being satisfied). The Company has also agreed to file a registration statement to register the resale of the shares, and to use its best efforts to have the registration statement declared effective. In the event that the Company fails to comply with certain registration obligations, the Company has agreed to pay to the term lenders a one-time extension fee equal to 2% of the term loans, and to pay an additional 2.5% interest on outstanding term loans retroactive to the original funding date.

ITEM 7.                FINANCIAL STATEMENTS AND EXHIBITS

         (c) The following exhibits are filed as part of this report:

Exhibit No.

10.1 Amended and Restated Credit Agreement, dated August 24, 1998, among the Borrowers, the Company, as guarantor, and BT Commercial Corporation, as agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             IMAGYN MEDICAL TECHNOLOGIES, INC.



                                             By:  /s/ MICHAEL A. MONTEVIDEO
                                                  ------------------------------
                                                  Michael A. Montevideo
                                                  Senior Vice President and
                                                  Chief Financial Officer
Date: September 14, 1998

                                  EXHIBIT INDEX

Exhibit No.

10.1 Amended and Restated Credit Agreement, dated August 24, 1998, among the Borrowers, the Company, as guarantor, and BT Commercial Corporation, as agent.